                                                                    EXHIBIT 99.1

AURORA FOODS INC.
--------------------------------------------------------------------------------
                                                                            NEWS

                                           Contact: Mark Kollar
                                                    Broadgate Consultants, Inc.
                                                    212-232-2222
FOR IMMEDIATE RELEASE
FINAL

                   AURORA FOODS REPORTS FIRST-QUARTER RESULTS

              PROGRAM TO IMPROVE OPERATING EFFICIENCIES PROGRESSES
            ---------------------------------------------------------


ST. LOUIS, May 15, 2000 -- Aurora Foods Inc. (NYSE: AOR) today announced financial results for the first quarter ending March 31, 2000, with net sales rising 26.9% to $322.7 million, compared with $254.4 million in the same year-ago period. Net sales were down 2.6% in the quarter, versus pro forma results from a year ago. Pro forma results for the 1999 period reflect the acquisitions of Chef's Choice(R) and Lender's(R) as if each occurred at the beginning of the period.

         The year-over-year pro forma sales decline was partially influenced by the late Lenten season this year, particularly in the frozen seafood and Duncan Hines(R) baking mix businesses, which typically hit consumption peaks during this time. The sales decline was also influenced by the Company's efforts to reduce excess inventory at retail, as year-ago sales were partially inflated due to a consistent pattern of historical sales loading at the end of quarters, a practice which has been discontinued for fiscal 2000.

         The first-quarter 2000 adjusted EBITDA (excluding other income/expense, transition expenses and other financial, legal and accounting expenses) was $29.8 million, compared with prior-year adjusted EBITDA of $31.8 million and prior-year adjusted pro forma EBITDA of $42.8 million. The performance relative to prior-year adjusted pro forma EBITDA was primarily influenced by an increase in marketing expenditures of $14.4 million for the Duncan Hines(R) and syrup brands, which largely


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related to programs initiated in 1999 that carried over to the first quarter of
2000. In addition, first-quarter's performance was negatively impacted by operational inefficiencies associated with freight and warehousing in the dry division. While the Company does not anticipate that these factors will carry over into subsequent quarters, the planned reduction in trade inventories will impact the rest of the year, especially the second quarter. Adjusted EBITDA excludes a $9.6 million expense that primarily relates to financing and professional fees incurred in connection with the restatement of historical financial results.

         Despite these planned reductions in retail inventories, the Company also said that total year EBITDA for 2000 (excluding other income/expense, transition expenses and other financial, legal and accounting expenses) should be up by 4% to 6%, versus 1999 adjusted pro forma EBITDA with total net sales growth in the 3% range. This increase will be below expected consumption growth as eliminating aggressive quarter-end loading reduces excess trade inventories. Net income for the quarter was a loss of $15.8 million, or a loss of $0.24 per share, compared with net income of $482,000, or $0.01 per share, in the same 1999 period.

         By segment, dry grocery showed strong net sales growth of 8.6% in the quarter, driven by an 11.5% increase in syrups and a 6.4% increase in Duncan Hines(R). Frozen food net sales were down 7.3%, primarily reflecting seasonal comparisons in seafood as a result of the late Lenten season as well as declines in pizza and frozen waffles due to competitive pressure in the marketplace. For the quarter, market share increased in syrup and Chef's Choice(R) and declined in seafood, baking products, frozen breakfast products and frozen pizza.

         Jim Smith, the newly appointed President and Chief Executive Officer of Aurora Foods, said, "As expected, the first-quarter results were well below year-ago levels, and we expect the same for the second quarter. As our planned improvements take effect, and as we get the negative impact of trade deloading behind us, we expect to see major improvements in the third and fourth quarters. Currently, we are focused on developing

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

and executing a comprehensive multi-year action plan to leverage the power of our strong brands. This plan will concentrate on new products to expand the usage of our brands, improved efficiencies to fund these initiatives and more focused execution throughout our Company, including better management of trade-promotion spending.

         "Despite the lack of focused support over the last 12 months, our brands have remained strong, attesting to their high awareness and trust levels with consumers," Mr. Smith said. "The right product news will play to this strength and will build awareness and long-term value for our shareholders. It will take time to get all our newly planned initiatives into the market and for our programs to work."

         As part of the initiatives for the multi-year action plan, Mr. Smith noted that the Company has recently launched a consolidation strategy that is designed to carry Aurora to its next level of growth. "We have consolidated our frozen food and dry grocery sales forces and have selected Marketing Specialists Corporation as our national sales broker. This sales consolidation and partnership with one of the largest food brokerages in the United States will allow us to go to market more effectively by providing one face to our customers," Mr. Smith said. "We are also centralizing operations in St. Louis to eliminate redundant and unnecessary costs so our frozen food and dry grocery divisions can work closely together to develop more focused and integrated programs." The Company has also taken the important step of strengthening its senior management team by hiring Paul Graven as Senior Vice President of Human Resources. Mr. Graven has more than 30 years experience in Human Resources and most recently worked with Mr. Smith at ConAgra Frozen Prepared Foods.

ABOUT AURORA FOODS
         Aurora Foods Inc., which is based in St. Louis, is a leading producer and marketer of premium branded food products including Duncan Hines(R) baking mixes, Log Cabin(R) and Mrs. Butterworth's(R) syrup, Lender's(R) bagels, Van de Kamp's(R) and Mrs. Paul's(R) frozen seafood, Aunt Jemima(R) frozen breakfast products, Celeste(R) frozen pizza and Chef's Choice(R) skillet meals. Aurora's products can be found in some of the

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fastest growing categories in the supermarket and command either the No.1 or No.
2 positions in their respective categories and/or markets.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general are described in the Company's filing with the Securities and Exchange Commission.

                                       ###






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

                                AURORA FOODS INC.
                                  CONSOLIDATED
                                  BALANCE SHEET
                                 (IN THOUSANDS)

                                                   MARCH 31,         DECEMBER 31,
                                                     2000                1999
                                                  -----------        ------------
ASSETS:
CASH & CASH EQUIVALENTS                           $       659         $       315
ACCOUNTS RECEIVABLE - NET                             103,826              96,332
INVENTORIES                                           118,950             123,967
PREPAID EXPENSES AND OTHER CURRENT ASSETS              23,165              21,876
CURRENT DEFERRED TAX ASSETS                            17,338              17,338
                                                  -----------         -----------
TOTAL CURRENT ASSETS                                  263,938             259,828

PROPERTY, PLANT AND EQUIPMENT, NET                    255,059             257,443
DEFERRED TAX ASSET                                      9,792               2,357
GOODWILL AND OTHER INTANGIBLE ASSETS, NET           1,294,358           1,294,995
ASSET HELD FOR SALE                                       800                 800
OTHER ASSETS                                           36,017              35,693
                                                  -----------         -----------

TOTAL ASSETS                                      $ 1,859,964         $ 1,851,116
                                                  ===========         ===========


LIABILITIES & STOCKHOLDERS' EQUITY:

SENIOR SECURED TERMS DEBT                         $   565,812         $   571,571
SENIOR SECURED REVOLVING FACILITY                     170,600             105,600
SENIOR SUBORDINATED NOTES                             402,000             402,049
ACCOUNTS PAYABLE                                       51,569              87,942
ACCRUED LIABILITIES                                   107,266             105,192
                                                  -----------         -----------
TOTAL CURRENT LIABILITIES                           1,297,247           1,272,354

OTHER LIABILITIES                                       2,260               2,504
                                                  -----------         -----------
TOTAL LIABILITIES                                   1,299,507           1,274,858

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
PREFERRED STOCK                                             0                   0
COMMON STOCK                                              670                 670
PAID-IN CAPITAL                                       648,254             648,254
PROMISSORY NOTES                                         (323)               (323)
ACCUMULATED DEFICIT                                   (88,144)            (72,343)
                                                  -----------         -----------
TOTAL STOCKHOLDERS' EQUITY                            560,457             576,258

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 1,859,964         $ 1,851,116
                                                  ===========         ===========




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

                               AURORA FOODS INC.
                                 CONSOLIDATED
                               INCOME STATEMENT
                     (in thousands, except per share data)



                                                             MARCH 31,         MARCH 31,
                                                               2000             1999
                                                            ---------         ---------
NET SALES                                                   $ 322,748         $ 254,264
COST OF GOODS SOLD                                            138,402           104,703
                                                            ---------         ---------
GROSS PROFIT                                                  184,346           149,561
                                                            ---------         ---------
BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES
     BROKERAGE AND DISTRIBUTION                                38,733            21,930
     TRADE PROMOTIONS                                          77,745            69,508
     CONSUMER MARKETING                                        32,160            21,677
                                                            ---------         ---------
TOTAL BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES          148,638           113,115
AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES                 10,751             8,872
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                   12,061             7,568
OTHER FINANCIAL, LEGAL AND ACCOUNTING EXPENSES                  9,601                 0
TRANSITION EXPENSES                                             1,365             4,277
                                                            ---------         ---------
TOTAL OPERATING EXPENSES                                      182,416           133,832
                                                            ---------         ---------
     OPERATING INCOME                                           1,930            15,729
INTEREST EXPENSE, NET                                          24,371            14,582
AMORTIZATION OF DEFERRED FINANCING EXPENSES                       708               396
OTHER BANK AND FINANCING EXPENSES                                  87                52
                                                            ---------         ---------
     INCOME (LOSS) BEFORE INCOME TAXES                        (23,236)              699
INCOME TAX EXPENSE                                             (7,435)              217
                                                            ---------         ---------
NET INCOME                                                  $ (15,801)        $     482
                                                            =========         =========

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE                 $   (0.24)        $    0.01
                                                            =========         =========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                  67,050            67,016


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

                                AURORA FOODS INC.
                                  CONSOLIDATED
                               CASH FLOW STATEMENT
                                 (in thousands)

                                                                MARCH 31,        MARCH 31,
                                                                  2000             1999
                                                                ---------        --------
CASH FROM OPERATIONS:
  NET INCOME (LOSS)                                             $(15,801)        $    482
  ADD BACK ITEMS NOT AFFECTING CASH
  DEPRECIATION AND AMORTIZATION EXPENSE                           17,484           12,148
  DEFERRED INCOME TAXES                                           (7,435)             217
  CHANGES TO CERTAIN ASSETS AND LIABILITIES:
    RECEIVABLES                                                   (7,494)          (2,647)
    INVENTORIES                                                    5,016            4,020
    PREPAID EXPENSES AND OTHER CURRENT ASSETS                     (1,373)          (6,550)
    ACCOUNTS PAYABLE                                             (36,572)             451
    ACCRUED EXPENSES                                              (7,134)          (9,058)
    OTHER NONCURRENT LIABILITIES                                    (244)               0
                                                                --------         --------

NET CASH USED IN OPERATIONS                                      (53,553)            (937)
                                                                --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES
  ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT, NET                 (3,536)          (6,404)
  CHANGES TO OTHER NONCURRENT ASSETS AND LIABILITIES              (1,640)          (1,648)
  PAYMENT FOR ACQUISITION OF BUSINESSES                              (36)         (15,280)
                                                                --------         --------

NET CASH (USED FOR) INVESTMENT ACTIVITIES                         (5,212)         (23,332)

CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES:
  PROCEEDS FROM SENIOR SECURED REVOLVING AND TERM DEBT            65,000           29,150
  REPAYMENT OF BORROWINGS                                         (5,759)          (5,000)
  CAPITAL CONTRIBUTIONS, NET OF OFFICER PROMISSORY NOTES               0               17
  DEBT ISSUANCE AND EQUITY RAISING COSTS                            (132)               0
                                                                --------         --------

NET CASH FROM FINANCING ACTIVITIES                                59,109           24,167
                                                                --------         --------

NET CHANGE IN CASH                                                   344             (102)
BEGINNING CASH AND CASH EQUIVALENTS                                  315              354
                                                                --------         --------

ENDING CASH AND CASH EQUIVALENTS                                $    659         $    252
                                                                ========         ========


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